
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Strategic L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                      57,104,003
<SECURITIES>                                         0
<RECEIVABLES>                                1,056,304<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              61,010,043<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                61,010,043<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             5,989,330<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,054,209
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,064,879)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,064,879)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,064,879)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $833,259 and interest receivable of $223,045.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,527,613 and net option premiums of $322,123.
<F3>Liabilities include redemptions payable of $1,366,164, accrued brokerage commissions of $360,041, and accrued management fee of $188,257.
<F4>Total revenue includes realized trading revenue of $1,297,824, net change in unrealized of $2,387,258 and interest income of $2,304,248.

